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                                                                  EXHIBIT 10.45

                                 14 AUGUST 2006

                         VISTEON FINANCIAL CENTRE P.L.C.
                       (AS MASTER PURCHASER AND AS ISSUER)

                 THE FINANCIAL INSTITUTIONS LISTED IN SCHEDULE 1
                          (AS LENDERS AND NOTEHOLDERS)

                   THE LAW DEBENTURE TRUST CORPORATION P.L.C.
                              (AS SECURITY TRUSTEE)

                           CITIBANK INTERNATIONAL PLC
                               (AS FUNDING AGENT)

                               VISTEON UK LIMITED
                              (AS MASTER SERVICER)

                                   ----------

                           VARIABLE FUNDING AGREEMENT

                                   ----------

                     (SEAL) FRESHFIELDS BRUCKHAUS DERINGER

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                                    CONTENTS

CLAUSE                                                                      PAGE
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
1.    INTERPRETATION.....................................................     1
2.    THE VARIABLE FUNDING FACILITY......................................     2
3.    PURPOSE............................................................     3
4.    CONDITIONS PRECEDENT...............................................     4
5.    UTILISATION OF THE VARIABLE FUNDING FACILITY.......................     5
6.    CONSTITUTION OF EACH NOTE..........................................     8
7.    PAYMENTS...........................................................     9
8.    FEES...............................................................    10
9.    REPRESENTATIONS AND WARRANTIES.....................................    11
10.   TAXES..............................................................    13
11.   INDEMNITY FOR OTHER AMOUNTS........................................    16
12.   ILLEGALITY AND MITIGATION..........................................    18
13.   NO LIABILITY.......................................................    19
14.   NO PETITION........................................................    19
15.   LIMITED RECOURSE...................................................    20
16.   BENEFIT OF AGREEMENT...............................................    20
17.   EVIDENCE OF DEBT...................................................    20
18.   FUNDING AGENT......................................................    21
19.   COUNTERPARTS.......................................................    26
20.   RIGHTS OF THIRDS PARTIES...........................................    27
21.   GOVERNING LAW......................................................    27
22.   JURISDICTION.......................................................    27
SCHEDULE 1...............................................................    33
   THE LENDERS AND NOTEHOLDERS...........................................    33
SCHEDULE 2 FORM OF NOTE..................................................    35
SCHEDULE 3 TERMS AND CONDITIONS..........................................    37
SCHEDULE 4 FORM OF NOTE TRANSFER.........................................    48
SCHEDULE 5 FORM OF NOTEHOLDER ACCESSION LETTER...........................    51
SCHEDULE 6 REPRESENTATIONS AND WARRANTIES OF THE ISSUER..................    53
SCHEDULE 7 FORMS OF FUNDING REQUEST......................................    56

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
   PART A - FORM OF INITIAL FUNDING REQUEST..............................    56
   PART B - FORM OF FURTHER FUNDING REQUEST..............................    58
SCHEDULE 8 CALCULATION OF REFERENCE RATE.................................    60

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THIS AGREEMENT is made on 14 August 2006

BETWEEN

(1) VISTEON FINANCIAL CENTRE P.L.C., a company incorporated in Ireland, registered in Ireland with the Companies Registration Office with number 423820, whose registered office is at First Floor, 7 Exchange Place, International Financial Services Centre, Dublin 1, Ireland (the MASTER PURCHASER and, in its capacity as issuer of the Notes, the ISSUER);

(2) THE FINANCIAL INSTITUTIONS LISTED IN SCHEDULE 1, (each a LENDER, and in their capacity as holders of Notes, each a NOTEHOLDER and together with any other person who shall accede to this Agreement as a Lender collectively, the LENDERS and together with any other person who shall accede to this Agreement as a Noteholder collectively, the NOTEHOLDERS);

(3) THE LAW DEBENTURE TRUST CORPORATION P.L.C., a company incorporated in England and Wales with limited liability whose registered office is at Fifth Floor, 100 Wood Street, London EC2V 7EX (the SECURITY TRUSTEE);

(4) CITIBANK INTERNATIONAL PLC, a company incorporated in England and Wales with limited liability whose registered office is at Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB (the FUNDING Agent); and

(5) VISTEON UK LIMITED, a company incorporated in England and Wales with registered number 03935326 whose registered office is at Endeavour Drive, Basildon, Essex SS14 3WF, England (the MASTER SERVICER),

(together the PARTIES).

NOW IT IS HEREBY AGREED as follows:

1.   INTERPRETATION

1.1 Capitalised terms in this Agreement shall, except where the context otherwise requires and save where otherwise defined herein, bear the meanings ascribed to them in the Master Definitions and Framework Deed (the FRAMEWORK
DEED) executed by, among others, each of the parties hereto dated on or about the date hereof (as the same may be amended, varied or supplemented from time to time with the consent of the parties thereto unless, in relation to any such amendment, variation or supplement, such persons expressly state in writing that such amendment, variation or supplement is not to apply hereto) and this Agreement shall be construed in accordance with the principles of construction set out therein.

1.2 In addition, the provisions set out in Clauses 3 to 6 and 12 to 28 of the Framework Deed (the FRAMEWORK PROVISIONS) shall be expressly and specifically incorporated into this Agreement, as though they were set out in full in this Agreement. In the event of any conflict between the provisions of this Agreement and the Framework Provisions, the provisions of this Agreement shall prevail.

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1.3 This Agreement is the Variable Funding Agreement referred to in the
Framework Deed.

1.4 The Security Trustee has agreed to become a party to this Agreement solely for the better enforcement and preservation of its rights, to receive benefit of the representations, warranties, covenants, undertakings, indemnities and other obligations expressed to be in its favour hereunder and to agree amendments to this Agreement. The parties hereto acknowledge and agree that the Security Trustee shall not assume any obligation or incur any liability whatsoever to any Party by virtue of the provisions contained in this Agreement.

2.   THE VARIABLE FUNDING FACILITY

GRANT OF THE VARIABLE FUNDING FACILITY

2.1 The Lenders hereby grant to the Issuer upon and subject to the terms and conditions of this Agreement a committed note issuance facility in each of the Agreed Currencies from, and including, the Funding Date to, but excluding the Variable Funding Facility Termination Date pursuant to which the Master Purchaser shall issue Notes to the Lenders denominated in EUR, USD and GBP provided that the aggregate USD Equivalent of the Principal Amount Outstanding of all Notes shall at all times be limited to the lesser of:

     (i)  the Variable Funding Facility Limit; and

     (ii) the product of the Net Receivables Pool Balance calculated as at the immediately preceding Determination Date (or prior to the First Determination Date, as at the Funding Date) multiplied by the Adjusted Advance Rate Percentage,

     (the NOTE PROGRAMME LIMIT).

SECURITY

2.2 It is hereby acknowledged and agreed upon a Lender making a payment of Initial Subscription Price following receipt by it of an Initial Funding Request in respect of a Note in accordance with this Agreement, it:

(a) shall become a beneficiary of the security created by or pursuant to the Master Purchaser Deed of Charge in respect of all sums payable to it (or to the Funding Agent on its behalf) under this Agreement and in its capacity as a Noteholder; and

(b)  shall be bound by the terms of the Master Purchaser Deed of Charge;

OBLIGATIONS OF LENDERS AND NOTEHOLDER SEVERAL

2.3 The rights and obligations of each of the Lenders and the Noteholders under this Agreement and the Notes are several. Failure of a Lender or a Noteholder to perform its obligations under this Agreement or under any Note shall neither:


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(a)  result in any other Lender or Noteholder incurring any liability whatsoever; nor

(b) relieve any other Lender or Noteholder from any of its obligations under this Agreement or the Notes.

SEPARATENESS OF DEBTS

2.4 The aggregate of the amounts due to each Noteholder under this Agreement and the Notes owned by such Noteholder at any time is a separate and independent debt and each Noteholder shall have the right (expect as otherwise provided in the Master Purchaser Deed of Charge and the other Transaction Documents) to protect and enforce its rights under the Transaction Documents and it shall not be necessary for any other Noteholder to be joined as an additional party in any proceedings to this end.

3.   PURPOSE

PURPOSE

3.1 The Variable Funding Facility is intended to provide the Issuer with financing to fund:

(a) in part, the payment of the Purchase Price in respect of the Purchased Receivables;

(b) to enable the Issuer to refinance certain amounts due and payable under the Subordinated VLN Facility; and

(c) in part, the payment of the initial subscription price and any further subscription price for the FCC Units,

provided that where any Further Subscription Price payable under the Variable Funding Facility is payable on a day other than a Settlement Date such Further Subscription Price shall be applied solely in repayment of principal outstanding in respect of the Subordinated VLNs denominated in the Agreed Currency in which such Further Subscription Price is to be paid and accordingly, the Issuer shall apply all amounts raised by it under the Variable Funding Facility only for such purposes and always in accordance with the Master Purchaser Deed of Charge.

NO OBLIGATION TO MONITOR USE OF PROCEEDS

3.2 Without in any way affecting the obligations of the Issuer, no other Party is bound to monitor or verify the application of amounts raised by the Issuer under this Agreement.


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4.   CONDITIONS PRECEDENT

CONDITIONS PRECEDENT TO ISSUE

4.1 The entitlement of the Issuer to issue and the obligations of a Lender to fund a Note under this Agreement shall be subject in all respects to Clause 18 (Conditions Precedent) of the Framework Deed.

CONDITIONS PRECEDENT TO EACH ADVANCE

4.2 The Issuer shall not deliver an Initial Funding Request or a Further Funding Request and a Lender shall not have any obligation to make payment of any Initial Subscription Price or Further Subscription Price unless the following conditions precedent are satisfied on the date on which the notice is delivered and, where applicable, the date on which the payment of the Initial Subscription Price or the Further Subscription Price is to be made:

(a) the conditions specified in Clause 17 (Initial Conditions Precedent) of the Framework Deed shall have been satisfied as of the Funding Date;

(b) no Termination Event or Potential Termination Event shall have occurred and be continuing;

(c) the date on which the Initial Subscription Price or Further Subscription Price is required to be paid falls on a Business Day during the period from (and including) the Funding Date to (but excluding) the Variable Funding Facility Termination Date; and

(d) in the relevant calendar month in which such Further Funding Request is made, no more than three other requests for funding have been made and in respect of which Initial Subscription Price or Further Subscription Price has been paid;

(e) all representations and warranties set out in Schedule 6 are true and correct, both before and after giving effect to the Initial Funding Request or Further Funding Request (as the case may be);

(f) the aggregate USD Equivalent of the Principal Amount Outstanding of all Notes, after giving effect to the requested increase, does not exceed the Note Programme Limit as at such Determination Date;

(g) the aggregate Principal Amount Outstanding of all USD Notes, after giving effect to the requested increase, does not exceed the Maximum USD Available Amount calculated as at the Determination Date immediately preceding the most recent Settlement Date;

(h) the aggregate Principal Amount Outstanding of all EUR Notes, after giving effect to the requested increase, does not exceed the Maximum EUR Available Amount calculated as at the Determination Date immediately preceding the most recent Settlement Date;


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(i)  the aggregate Principal Amount Outstanding of all GBP Notes, after giving effect to the requested increase, does not exceed the Maximum GBP Available Amount as at the Determination Date immediately preceding the most recent Settlement Date;

(j) in relation to a Further Funding Request such Further Funding Request is for an aggregate USD Equivalent amount which when aggregated with the aggregate USD Equivalent of the amount of all other Further Funding Requests made for funding on the same date is not less than USD5,000,000.

(k) where the Further Subscription Price is to be paid on a day other than a Settlement Date that the application of such Further Subscription Price in repayment of principal outstanding under the Subordinated VLNs in accordance with Clause 3.1 will not result in the aggregate Subordinated VLN Principal Amount Outstanding of the Subordinated VLNs denominated in the Agreed Currency in which such Further Subscription Price is to be paid to be less than the applicable Subordinated VLN Required Amount calculated as at the Determination Date immediately preceding the most recent Settlement Date.

5.   UTILISATION OF THE VARIABLE FUNDING FACILITY

INITIAL FUNDING REQUEST

5.1 The Issuer may make a request for funding in respect of the Notes of a particular Agreed Currency to the Lenders by delivering an Initial Funding Request to the Funding Agent (copied to the Collateral Monitoring Agent) by no later than the close of business on the day falling three Business Days prior to the Funding Date. The Funding Agent shall, promptly upon receipt thereof, send a copy of any Initial Funding Request received by it in accordance with this Clause 5.1 to each of the Noteholders.

5.2 Each Initial Funding Request delivered by the Issuer pursuant to Clause 5.1 must specify:

(a) the currency in which the Notes to be issued are to be denominated which shall be an Agreed Currency;

(b) the aggregate par value of the Notes to be issued in the relevant Agreed Currency;

(c) the Initial Subscription Price for each Lender which shall be not less than USD 1,000 per Lender in relation to an Initial Funding Request made in respect of USD Notes, not less than EUR 1,000 per Lender in relation to an Initial Funding Request made in respect of EUR Notes and not less than GBP 1,000 per Lender in relation to an Initial Funding Request made in respect of GBP Notes; and

(d) the Final Maturity Date of the Notes to be issued (which shall be a date no later than the date falling 5 years after the Closing Date).


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5.3 Following receipt of an Initial Funding Request made in accordance with
Clauses 5.1 and 5.2 and subject always to Clause 4, each Lender shall (i) subscribe for a Note denominated in the Agreed Currency specified in the Initial Funding Request with a par value equal to that Lender's Initial Subscription Price specified in the Initial Funding Request and (ii) pay to the Funding Agent (for the account of the Issuer) by no later than 11 a.m. (London time) (or in relation to any Initial Subscription Price payable in USD, by no later than 11 a.m. (New York time)) on the Funding Date that Lender's Initial Subscription Price and the Funding Agent shall pay the amount received from each Lender to or to the order of the Issuer by no later than 1 p.m. (London time) (or in relation to any such amounts payable in USD, by no later than 1 p.m. (New York time)). Upon receipt from the Funding Agent of such amounts, the Issuer shall issue to each Lender a Note denominated in the applicable Agreed Currency as stated in the Initial Funding Request with a par value on issue equal to the Initial Subscription Price so paid by that Lender.

FURTHER FUNDING REQUEST

5.4 Subject to the satisfaction of the conditions precedent referred to in Clause 4.2, the Issuer (or the Master Servicer on its behalf) may request an increase in the par value of the Notes issued in a particular Agreed Currency by delivering a signed and completed Further Funding Request to the Funding Agent (copied to the Collateral Monitoring Agent) by no later than the close of business on any Funding Request Date. The Funding Agent shall, promptly upon receipt thereof, send a copy of any Further Funding Request received by it in accordance with this Clause 5.4 to each of the Noteholders.

5.5 Each Further Funding Request delivered by the Issuer or the Master Servicer as the case may be, pursuant to Clause 5.4 must specify:

(a) the aggregate amount by which the par value of the Notes of the relevant Agreed Currency shall be increased;

(b)  the Further Subscription Price for each Noteholder; and

(c) the date on which the Further Subscription Price is payable (being a date no earlier than the third Business Day following the date of delivery of the Further Funding Request).

5.6 Following receipt of a Further Funding Request made in accordance with Clauses 5.4 and 5.5, each Noteholder shall pay the Further Subscription Price as specified in the Further Funding Request to be payable by such Noteholder to the Funding Agent (for the account of the Issuer) by no later than 11:00 a.m. London time on the date specified for such payment in the Further Funding Request and the Funding Agent shall pay the amount received from each Noteholder to or to the order of the Issuer by no later than 1 p.m. (London time) (or in relation to any such amounts payable in USD, by no later than 1 p.m. (New York time)).

5.7 The Issuer hereby instructs the Master Servicer, on its behalf to make such Further Funding Requests during the Securitisation Availability Period as the Master Servicer may in its absolute discretion determine provided that each such Further


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Funding Request and the funding requested thereby complies in all respects with the terms of Clauses 4.2 and 5.5 and the other provisions of this Agreement.

ALL FUNDING REQUESTS

5.8 The Issuer acknowledges and agrees that delivery of an Initial Funding Request or a Further Funding Request pursuant to this Clause 5 (including, for the avoidance of doubt by the Master Servicer on behalf of the Issuer) shall constitute an irrevocable agreement by the Issuer binding upon it:

(a) (i) to accept the payment of the Initial Subscription Price or the Further Subscription Price described in it in the Agreed Currency and on the date stated in the notice; and

     (ii) in the case of a Further Funding Request to an increase in the Principal Amount Outstanding of the relevant Notes in accordance with Clause 5.5; and

(b) a representation by the Issuer that each of the conditions precedent described in Clause 4 have been satisfied.

5.9 If the Funding Agent makes a payment in respect of Further Subscription Price to the Issuer in accordance with Clause 5.6, the Principal Amount Outstanding of the relevant Note, subject to Clause 5.10, shall be increased automatically by the amount of the Further Subscription Price paid without the need for any further action by the Funding Agent, any Noteholder or the Issuer by the amount of that payment.

5.10 Each Note shall evidence the outstanding indebtedness owed by the Issuer to the relevant Noteholder in respect of that Note from time to time. The Issuer authorises each Noteholder to record on the Grid attached to each Note held by it (or, at its option, in its internal books and records):

(a)  the date and amount of the funding of:

     (i)  the initial Principal Amount Outstanding of the Note; and

     (ii) each increase in the Principal Amount Outstanding of the Note; and

(b) the date and amount of each repayment of the principal amount represented by the Note and corresponding reduction in its Principal Amount Outstanding,

provided that the failure to record, or any error in recording, any of these matters on the Grid or in the internal books or records referred to above shall not adversely affect the right of the Noteholder to receive principal and interest in respect of its Note to the extent there is sufficient evidence otherwise available to prove the obligations of the Issuer to make such payments.

5.11 If a payment of Further Subscription Price is made Issuer in accordance with Clause 5.6, and the relevant Master Purchaser Transaction Account is not credited for value as of 11:00 a.m. London time on that day (or, in relation to payments to be


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made in USD as of 11.00 a.m. New York time on that day) with the amount which is required to be advanced on that day by the Subordinated VLN Facility Provider pursuant to the Subordinated VLN Facility in order that the principal amount outstanding of each Subordinated VLN is not less than its respective Required Subordinated VLN Amount then there will be no increase in the Principal Amount Outstanding of that Note on account of such payment of Further Subscription
Price made by such Noteholder and the Issuer will return that payment to the Funding Agent on the same day, if reasonably practicable, and otherwise on the next Business Day, by transfer to the relevant Noteholder Account. Upon receipt from the Issuer, the Funding Agent will return any amounts so returned to the relevant Noteholder.

6.   CONSTITUTION OF EACH NOTE

6.1 The Issuer hereby constitutes each Note and covenants in favour of each Lender and each Noteholder that it will duly perform and comply with the obligations expressed to be undertaken by it in each Note and in the Conditions (and for this purpose any reference in the Conditions to any obligation or payment under or in respect of a Note shall be construed to include a reference to any obligation or payment under or pursuant to this provision).

6.2 Each Note issued by the Issuer pursuant to this Agreement shall be:

(a) in definitive registered form in the form set out in Schedule 2 or in such other form as may from time to time be agreed between the Issuer, the Funding Agent, the Security Trustee and the relevant Noteholder and executed by, or on behalf of, the Issuer;

(b) denominated in an Agreed Currency and shall be the same currency in which the Receivables which are or are proposed to be purchased with the proceeds of the issue of such Notes are denominated; and

(c)  transferable, subject to Clause 11.8 and Condition 2.

6.3 The Issuer covenants with each Lender that it will register that Lender in the Register as the holder of each Note subscribed by it in accordance with Clause 5.3 (or, in the case of an Additional Lender (as defined in Clause 20 of the Framework Deed) issued to it in accordance with Clause 20 of the Framework
Deed) immediately upon issue thereof and as the sole person with right to payment of principal of, and interest on, such Note and covenants with each Noteholder that it will register each person who has duly executed in compliance with Condition 2 a Note Transfer in substantially the form contained in Schedule 4 and a Noteholder Accession Letter in substantially the form contained in
Schedule 5 in the Register as the holder of each Note transferred to it promptly upon delivery to the Issuer of such Note Transfer and Noteholder Accession Letter and as the sole person with the right to payment of principal of, and interest on, the relevant Note. The Register shall be held and maintained by, or on behalf of, the Issuer in the Republic of Ireland. The Issuer undertakes that it shall promptly notify the Funding Agent of any transfer of any Note registered pursuant to this Clause 6.3.


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6.4 Subject to Condition 2, the registered holder of a Note may request an exchange of such Note for two or more substitute Notes denominated in the same currency as the Initial Note and having an aggregate principal amount outstanding equal to the Principal Amount Outstanding of the initial Note by delivering the initial Note to the Registrar (copied to the Funding Agent) with its written request therefor which shall specify the name, address, payment details and the respective principal amounts of the Notes applicable to each person to be registered as a registered holder of each such substitute Note. If the initial Note is to be exchanged for substitute Notes, the Issuer shall cause the delivery of such substitute Notes to the registered holders thereof within thirty (30) days after the registered holder of the initial Note shall have delivered its request therefor.

7.   PAYMENTS

7.1 The currency of account in respect of the Notes and payment for each and every sum at any time payable by the Issuer in respect of the Notes or under this Agreement is as follows:

(a)  EUR, in respect of the EUR Notes;

(b)  GBP, in respect of the GBP Notes; and

(c)  USD in respect of the USD Notes.

7.2 On each date on which this Agreement requires an amount denominated in an Agreed Currency to be paid by a Noteholder hereunder, such Noteholder shall make the same available to the Funding Agent by payment in such Agreed Currency and in immediately available cleared funds to such account as the Funding Agent specifies for this purpose. On each date on which this Agreement requires an amount denominated in an Agreed Currency to be paid by the Funding Agent to the Issuer hereunder, the Funding Agent shall make the same available to the Issuer by payment in such Agreed Currency and in immediately available cleared funds to the Master Purchase Transaction Account denominated in such Agreed Currency.

7.3 All payments to be made by the Issuer hereunder or in respect of the Notes, whether on account of principal, interest, fees or otherwise, shall be made without set-off or counterclaim and shall be made prior to 11:00 a.m. London time (or, in relation to payment to be made in USD prior to 11.00 a.m. New York time), on the due date thereof to the Funding Agent Account denominated in the Agreed Currency in which the payment is to be made and in immediately available funds. Payments received by the Funding Agent from the Issuer after 11:00 a.m. London time (or, in relation to payments made in USD after 11.00 a.m. New York time), shall be deemed to have been made on the next Business Day, unless otherwise agreed to by the Funding Agent. Upon receipt of any such payment from the Issuer, the Funding Agent shall as soon as practicable pay the applicable amount to the Noteholder Account of each relevant Noteholder denominated in the Agreed Currency in which the payment is to be made in immediately available funds. Notwithstanding anything herein to the contrary, if any payment due from the Issuer hereunder becomes due and payable on a day other than a Business Day, the payment date thereof shall be extended to the next succeeding Business Day and interest shall accrue thereon at the


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applicable rate during such extension. To the extent that (i) the Issuer makes a payment to the Funding Agent or (ii) the Funding Agent or any Noteholder receives or is deemed to have received any payment or proceeds for application to an obligation under this Agreement or in respect of the Notes, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, liquidator, examiner, receiver or any other party under any bankruptcy or insolvency law, state or federal law, common law, or for equitable cause, then, to the extent such payment or proceeds are set aside, the obligation or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received or deemed received by the Funding Agent or that Noteholder (as applicable).

7.4 On each Determination Date the Funding Agent shall determine and notify the Issuer and the Noteholders of the relevant Reference Rate applicable to interest payments in respect of the Notes during the Interest Period ending on the second Interest Payment Date following that Determination Date and the amount of interest that will have accrued on the Notes during that Interest Period from and including the first day of such Interest Period to but excluding the last day of such Interest Period.

7.5 Each determination by the Funding Agent of the applicable Reference Rate and interest payable shall be conclusive and binding on the Issuer and the other parties to this Agreement in the absence of manifest error.

7.6 Where a sum is to be paid to the Funding Agent under this Agreement for or on behalf of another Party, the Funding Agent is not obliged to pay that sum to that other Party until it has been able to establish to its satisfaction that it has actually received that sum.

7.7 If the Funding Agent pays an amount to another Party and it proves to be the case that the Funding Agent had not actually received that amount, then the Party to whom that amount was paid by the Funding Agent shall on demand refund the same to the Funding Agent together with interest on that amount from the date of payment to the date of receipt by the Funding Agent, calculated by the Funding Agent to reflect its cost of funds.

8.   FEES

8.1 The Issuer will pay to the Funding Agent, for the account of the Lenders, the Commitment Fee monthly in arrears on each Monthly Settlement Date.

8.2 Upon the accession of any other Lender to this Agreement, the Issuer will pay to such Lender or as it directs such programme fee (if any) as shall be agreed with such Lender on the terms of such accession.

8.3 The Issuer will pay to the Funding Agent, for its own account, in USD the Annual Administrative Agent's Fee (as set out in the Fee Letter). Such fee shall be payable annually in advance on the Closing Date and thereafter annually in advance for so long as any obligation of the Master Purchaser to any Finance Party shall


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remain outstanding or any Lender or Noteholder shall have any commitment under the Variable Funding Agreement or any Note.

9.   REPRESENTATIONS AND WARRANTIES

BY THE ISSUER

9.1 The Issuer represents and warrants to and agrees with each Lender and each Noteholder on the date of this Agreement and on each Settlement Date that each of the statements set out in Schedule 6 to this Agreement is true and accurate by reference to the facts and circumstances existing at the relevant Settlement Date and the Issuer undertakes to notify the Funding Agent, each Lender and each Noteholder as soon as it becomes aware of any breach of the representations and warranties set out in Schedule 6.

9.2 The Issuer hereby covenants in favour of each Lender and each Noteholder that it will duly perform and comply with the obligations expressed to be undertaken by it in the Transaction Documents.

9.3 The Issuer hereby covenants in favour of each Lender and each Noteholder that it shall:

(a) obtain, comply with the terms of and do all that is necessary to maintain in full force and effect all authorisations, approvals, licences and consents required in or by the laws and regulations of Ireland and any other applicable law to enable it lawfully to enter into and perform its obligations under each of the Transaction Documents or to ensure the legality, validity, enforceability or, subject to the compliance with applicable procedural rules, admissibility in evidence in Ireland in all material respects of each; and

(b) promptly inform each Lender and each Noteholder of the occurrence of any event which is or may become (with the passage of time, the giving of notice, the making of any determination or any combination thereof in any of the Agreed Currencies) a Master Purchaser Event of Default and, upon receipt of a written request to that effect from a Lender or a Noteholder, confirm to such Lender or Noteholder (as the case may be) that, save as previously notified to such Lender or Noteholder (as the case may be) or as notified in such confirmation, no such event has occurred.

9.4 The Issuer hereby covenants with each Lender and each Noteholder, not, save to the extent as permitted or contemplated by the Transaction Documents, to:

(a)  have any employees or premises; or

(b) pay any dividends or make any distributions in respect of its share capital or issue any additional shares; or

(c) consolidate or merge with any other person or convey or transfer its properties or assets substantially in their entirety to any person except as permitted or contemplated by the Transaction Documents; or

(d) incur, create, assume or suffer to exist or otherwise become or be liable in respect of any indebtedness whether present or future other than indebtedness in respect of taxes, assessments or governmental charges not yet overdue or administration, corporate or secretarial expenses, or indebtedness incurred, created or assumed with the prior consent of each Lender and each Noteholder, it being understood that the Issuer will incur present and future indebtedness under the Subordinated VLN Facility, to which each Lender and each Noteholder hereby consents; or

(e) make, incur, assume or suffer to exist any loan, advance or guarantee (including any indemnity) to any person (other than in respect of the FCC Units); or

(f) sell, transfer, release or otherwise dispose of any of, or grant options, warrants or other rights in respect to, any of its assets to any person without the prior consent of each Lender and each Noteholder (other than payments of amounts of a type permitted under paragraph (d) above); or

(g) have an interest in any bank account, other than the Master Purchaser Transaction Accounts and those other accounts specified or contemplated in the Transaction Documents; or

(h)  have any subsidiaries; or

(i) carry on any business other than that which is contemplated or necessitated by the operation of the Transaction Documents.

BY THE FINANCE PARTIES

9.5 Each Noteholder represents and warrants in favour of the Funding Agent that it will promptly inform the Issuer of any change in the identity of any of its Noteholder Accounts.

9.6 Each Finance Party represents and warrants to, and covenants with, the Master Purchaser that:

(a) it will not make any offer in Ireland in circumstances that would require the publication of a prospectus in respect of the Notes (and the offer thereof) in accordance with the Prospectus (Directive 2003/71/EC) Regulations 2005;

(b) the Notes will not be the subject of a local offer (within the meaning of section 38(1) of the Investment Funds, Companies and Miscellaneous Provisions Act 2005 of Ireland); and

(c) the Notes will not be offered other than in compliance with all applicable provisions of the Investment Intermediaries Acts 1995 to 2000 of Ireland (as amended).

9.7 The Funding Agent and each Lender and Noteholder represents and warrants in favour of the Master Purchaser on each Interest Payment Date that it is beneficially entitled to all payments made to it under the Notes and the Transaction Documents to which it is a party; and that it is either (A) an Irish Qualifying Lender; or (B) a person which is resident for the purpose of income or corporate income tax in a territory that has a double taxation treaty with Ireland, under the laws of that territory, or in a Member State of the European Communities (other than Ireland), under the laws of that Member State; or (C) a US company, provided that the US company is incorporated in the US and subject to tax in the US on its worldwide income; or (D) a US LLC, provided that the ultimate recipients of the interest are resident in a territory that has a double taxation treaty with Ireland, under the laws of that territory, or in a Member State of the European Communities (other than Ireland) under the laws of that Member State and the business conducted through the LLC is so structured for market reasons and not for tax avoidance purposes; provided that in the case of each of (B), (C) and (D), that where the person is a company, it does not provide its commitment through or in connection with a branch or agency in Ireland.

9.8 Each Noteholder represents and warrants that (i) it is either (x) not a US Person and is acquiring Notes for its own account or for the account or benefit exclusively of non-US Persons or (y) an Accredited Investor acquiring the Notes for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except in accordance with a transaction exempt from registration under the Securities Act (PROVIDED that in making the foregoing representation, such Noteholder does not agree to hold its Notes for any minimum or other specific term and reserves the right to dispose of the Notes at any time pursuant to an exemption from the registration requirements of the Securities Act) and (ii) it understands that the Notes are being offered and sold to in reliance on specific exemptions from the registration requirements of the United States Federal and state securities laws and that the Issuer is relying in part upon the truth and accuracy of the representation made pursuant to clause (i) and the other representations, warranties, agreements, acknowledgments and understandings of such Noteholder set forth in this Agreement in order to determine the availability of such exemptions.

CONSEQUENCES OF BREACH

9.9 If there is a Master Purchaser Event of Default, each Lender shall be released and discharged from any obligation to make any further subscription for Notes which it may have assumed as a consequence of the acceptance of any Funding Request prior to the occurrence of such Master Purchaser Event of Default.

10.  TAXES

PAYMENT WITHOUT WITHHOLDING

10.1 All sums payable to the Funding Agent or to a Noteholder in respect of any Note and all other sums payable by the Issuer to any person party to this Agreement in any capacity (each such Noteholder and each such person an AFFECTED PERSON) shall be paid free and clear of, and without withholding or deduction for, or on account of, any Tax unless the Issuer is required by law to make such a payment subject to the withholding or deduction of Tax, in which case, the sum payable by the Issuer in respect of which such withholding or deduction is required to be made shall, subject to Clause 10.5 (unless the relevant Noteholder shall have been indemnified by a Seller in respect of such deduction or withholding pursuant to Clause 10.7 of the Framework Deed and unless such withholding or deduction arises as a result of a breach by the Funding Agent or by the applicable Noteholder of the representations and warranties given by it in Clause 9.7), be increased to the extent necessary to ensure that, after the making of such withholding or deduction, the relevant Affected Person (subject to, in the case of payment by the Issuer, the relevant Master Purchaser Priorities of Payments), receives and retains (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such withholding or deduction been made or required to be made.

NOTICE OF OBLIGATION TO WITHHOLD

10.2 If, at any time, the Issuer is required by law to make any withholding or deduction from any sum payable by it in respect of any Note or under this Agreement, (or if thereafter there is any change in the rate at which or the manner in which such withholding or deduction is calculated), the Issuer (or the MP Cash Manager on its behalf) shall promptly notify the applicable Noteholder and the Funding Agent.

PAYMENT OF WITHHOLDING

10.3 If the Issuer makes any payment hereunder in respect of which it is required to make any withholding or deduction of Tax, it shall pay the full amount required to be withheld or deducted to the relevant taxation or other authority within the time allowed for payment to the applicable authority. An original receipt (or a certified copy thereof) issued by such authority or other evidence reasonably satisfactory to the Affected Person shall be evidence of the payment to such authority of all amounts so required to be withheld or deducted in respect of such payment and the Issuer shall deliver such receipt to such Affected Person within thirty (30) days after it has made such payment or when such receipt is available (whichever is later).

REIMBURSEMENT OF TAX CREDIT

10.4 If and to the extent that the Issuer pays any additional amount under Clause 10.1 in respect of any Tax and the relevant Affected Person receives and retains the benefit of a refund of Tax or credit or other relief against Tax otherwise payable by it which is attributable to such Tax (a TAX CREDIT), that Affected Person shall, to the extent it can do so without prejudice to the retention of the amount of the credit, reimburse to the Issuer such amount as it shall at its own absolute discretion, acting reasonably, determine will leave that Affected Person after that reimbursement, in no better or worse position than it would have been if payment of the relevant additional amount had not been required (taking account of any interest paid or credited in respect of the Tax). The relevant Affected Person shall make reasonable efforts to identify any available Tax Credits, but shall not be under any obligation to make such claim and, if it does so claim, it shall have absolute discretion as to the extent, order and manner in which it does so and in which refunds, reliefs and credits are to be regarded as used for these purposes. The relevant Affected Person shall not be obliged to disclose any information regarding its tax affairs or computations to the Issuer and its certificate as to the amount to be reimbursed shall, in the absence of manifest error, be conclusive.

AFTER TAX AMOUNT

10.5 In the event that any taxing authority seeks to charge to Tax any sum paid to an Affected Person (other than any Tax assessed on the Noteholder under the law of the jurisdiction of incorporation of the relevant Affected Person or of the jurisdiction of the office through which the relevant Affected Person is acting in connection with this Agreement), if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by the relevant Affected Person)) as a result of the indemnities or other obligations contained in this Agreement or the relevant Note then the amount so payable shall be grossed up by such amount as will ensure that after payment of the Tax so charged there shall be left a sum equal to the amount that would otherwise be payable under such indemnity or obligation.

DEFAULT INTEREST

10.6 If the Issuer fails to pay any sum payable by it to any of the Security Trustee, the Funding Agent, any Lender, any Noteholder or any other Affected Person under this Agreement or a Note when due, the Issuer shall pay interest on such sum to the relevant party from the date when it became due and payable to the date of payment at the Default Rate as from time to time applicable (both before and after any judgment obtained under the relevant Transaction Document).

COSTS AND EXPENSES

10.7 Without prejudice to the provisions of any other Transaction Document, to the extent that the same has not been satisfied in full by a Seller pursuant to Clause 10.7 of the Framework Deed, the Issuer shall on demand pay by way of indemnity on a full after Tax basis all costs, claims, fees, liabilities, losses and damages and expenses (including legal and out of pocket expenses) suffered or otherwise incurred (provided that, in the case of (a) below and other than in relation to the Security Trustee, such legal and out of pocket expenses have been reasonably incurred) by each Lender, each Noteholder, the Security Trustee and the Funding Agent in connection with:

(a) any variation, consent or approval, or any steps taken with a view to any variation, consent or approval, in each case relating to or in connection with any of the Transaction Documents or any related document which was requested by the Parent, any Seller, any Servicer or the Lenders; and

(b) the preservation or enforcement of, or any action taken to preserve or enforce, any of their rights under any of the Transaction Documents or any related documents,

and (for the avoidance of doubt) the Issuer shall, subject to Clause 10.4 and to the extent imposed by a Relevant Jurisdiction, pay to each Lender, each Noteholder, the Security Trustee and the Funding Agent such amount as shall represent any value added tax, sales tax, purchase tax or other similar taxes or duties associated with such costs, fees and expenses (if any) howsoever charged to, or suffered by, such Lender, Noteholder, the Security Trustee or the Funding Agent.

11.  INDEMNITY FOR OTHER AMOUNTS

INCREASED COSTS INDEMNITY

11.1 Without prejudice to the provisions of any other Transaction Document, to the extent that the same have not been satisfied in full by the Parent or a Seller pursuant to Clause 7 of the Framework Deed, if any Change in Law shall:

(a) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or Noteholder; or

(b) impose on any Lender or Noteholder or the London interbank market any other condition affecting the Variable Funding Agreement or any Notes or any commitment or participation by that Lender or Noteholder thereunder;

and the result of any of the foregoing shall be to increase the cost to such Lender or Noteholder of making of any funding available pursuant to the Variable Funding Agreement or any Note or in holding any Note (or of maintaining its obligation to provide any funding pursuant to the Variable Funding Agreement or any Note or to reduce the amount of any sum received or receivable by such Lender or Noteholder under any Transaction Document (whether of principal, interest or otherwise), then the Master Purchaser will pay to such Lender or Noteholder, as the case may be, such additional amount or amounts as will compensate such Lender or Noteholder as the case may be, for such additional costs incurred or reduction suffered.

11.2 If any Lender or Noteholder determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or Noteholder's capital or on the capital of such Lender's or Noteholder's holding company, if any, as a consequence of the Variable Funding Agreement or the Notes held by it, to a level below that which such Lender or Noteholder or such Lender's or Noteholder's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or Noteholder's policies and the policies of such Lender's or Noteholder's holding company with respect to capital adequacy), then to the extent that the same have not been satisfied in full by the Parent or a Seller pursuant to Clause 7 of the Framework Deed from time to time the Master Purchaser will pay to such Lender or Noteholder, as the case may be, such additional amount or amounts as will compensate such Lender or Noteholder or such Lender's or Noteholder's holding company for any such reduction suffered.

11.3 Subject to the applicable Master Purchaser Priorities of Payments, the Issuer shall pay to the Lender or the Noteholder within 10 days of demand by the Lender or the Noteholder, such amount payable under Clause 11.1 as stated in a certificate of the Lender or the Noteholder accompanying its demand, setting out the amount of such increased cost or reduction in return (which certificate, absent manifest error, shall be conclusive and binding for all purposes).

DUTIES AND TAXES

11.4 Without prejudice to the provisions of any other Transaction Document other than as set out in Condition 2.6, the Issuer agrees with each Lender, each Noteholder and each other Affected Person that it shall pay any stamp, documentary, transfer, excise, registration, filing and other similar duties, levies, fees or other similar taxes to which:

(a) this Agreement, a Note or any transaction contemplated under this Agreement or a Note; or

(b) the enforcement of the rights of each Lender, each Noteholder and each other Affected Person under this Agreement or the Note,

may be subject or give rise and the Issuer, subject to the applicable Master Purchaser Priority of Payments, shall fully indemnify each Lender, each Noteholder and each other Affected Person, on a joint and several and after Tax basis, from and against any losses or liabilities which any of them may properly incur or otherwise suffer as a result of any delay in paying or omission to pay such duties, levies, fees or taxes.

VALUE ADDED TAX AND SALES TAX

11.5 Any amounts stated in this Agreement or a Note to be payable, or payable in connection with this Agreement or a Note, by the Issuer (the PAYMENT AMOUNTS) are exclusive of value added tax, sales tax, purchase tax or other similar taxes or duties arising under the laws of any Relevant Jurisdiction and accordingly, to the extent that any such taxes arise in respect of any such payments under the laws of such jurisdictions, the Issuer, subject to the applicable Master Purchaser Priorities of Payments, shall, in addition, pay any amount properly charged in respect of any such taxes or duties. For the avoidance of doubt, Payment Amounts are inclusive of value added tax, sales tax, purchase tax or any similar taxes or duties arising under the laws of any jurisdiction other than a Relevant Jurisdiction and the Issuer shall have no obligation to pay additional amounts in respect of such taxes and duties under the laws of such other jurisdictions.

CURRENCY INDEMNITY

11.6 If any sum due from the Issuer in respect of a Note or under this Agreement or any order or judgment given or made in relation to any such sum has to be converted from the currency (the FIRST CURRENCY) in which the same is payable hereunder or under such order or judgment into another currency (the SECOND CURRENCY) for the purpose of:

(a)  making or filing a claim or proof against the Issuer;

(b)  obtaining an order or judgment in any court or other tribunal; or

(c) enforcing any order or judgment given or made in relation to any such sum, the Issuer, subject to the applicable Master Purchaser Priorities of Payments, shall indemnify, on an after Tax basis, and hold harmless each Lender, each Noteholder and any other Affected Person from and against any loss suffered as a result of any discrepancy between (i) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (ii) the rate or rates of exchange at which the Lender or the Noteholder or such other Affected Person may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof.

INDEMNITY AGAINST BREACH

11.7 The Issuer shall indemnify and keep indemnified each Lender, each Noteholder and any other party to this Agreement on an after Tax basis, in an amount equal to any cost, claim, loss, expense, liability or damages (including legal costs and out of pocket expenses) incurred or otherwise suffered by it in connection with any breach by the Issuer of this Agreement, any Note and any other Transaction Document and the Issuer subject to the applicable Master Purchaser Priorities of Payments shall on demand pay to each Lender, each Noteholder and any other party to this Agreement, without any set off, deduction or withholding whatsoever, the amount of any such cost, claim, loss, expense, liability or damages so suffered or incurred.

TRANSFERS AND CHANGES IN THE NOTEHOLDER

11.8 The Issuer shall not have any obligation to make any payment pursuant to Clauses 11.1 to 11.7 to any transferee of any Note except in each case to the extent that:

(a)  the Issuer has countersigned the applicable Note Transfer; and

(b) the transferee executes the Noteholder Accession Letter in or substantially in the form set out in Schedule 5 to this Agreement.

INDEMNITIES AND MITIGATION

11.9 Any person making (or entitled to make) a claim pursuant to Clauses 11.1 to
11.7 shall in consultation with the Issuer, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, Clause 11.1 to Clause 11.7, and shall exercise whatever rights it has to require an Affected Person to so mitigate, provided that this sentence does not in any way limit the obligations of the Issuer under Clause 11.1 to Clause 11.7.

12.  ILLEGALITY AND MITIGATION

12.1 If at any time it becomes unlawful in any relevant jurisdiction for a Lender or a Noteholder to give effect to any of its obligations as contemplated by this Agreement or to maintain, make, or fund a Note or to allow a Note to remain outstanding, it shall, as soon as reasonably practicable after becoming aware of that fact, deliver to the Issuer and the Security Trustee and the Sellers notice to that effect and the relevant Lender as Noteholder shall, as soon as reasonably practicable upon becoming aware of that fact, take such steps as may reasonably be open, but without incurring unreasonable costs, to it to mitigate the effects of such circumstances, including the transfer of its rights and obligations hereunder and under any Note to any Affiliate of such Lender (provided that such transfer or the assumption of such rights and obligations by such Affiliate would not be unlawful) or to another entity agreed by the Issuer, the Funding Agent and the Security Trustee and the Seller as being acceptable to it, such agreement not to be unreasonably withheld or delayed.

12.2 If such illegality cannot be avoided in accordance with Clause 12.1 within such time period as the relevant Lender or Noteholder shall in its absolute discretion determine to be permissible, the Variable Funding Facility Limit shall be reduced by an amount equal to that Lender's or Noteholder's Maximum Commitment Amount and the Commitment Proportion and the Maximum Commitment Amount applicable to that Lender or Noteholder shall be reduced to zero. Upon any such reduction of the Variable Funding Facility Limit each other Lender and Noteholder's Commitment Proportion shall be recalculated to equal the fraction (expressed as a percentage) calculated by dividing that Lender or Noteholder's Maximum Commitment Amount by the reduced Variable Funding Facility Limit. For the avoidance of doubt nothing in this Clause 12 shall increase any Lender's or Noteholder's Maximum Commitment Amount.

13.  NO LIABILITY

No recourse under any obligation, covenant, or agreement of a Lender (whether in its capacity as a Noteholder or otherwise) or the Issuer contained in this Agreement or any Note shall be had against any shareholder, officer, trustee or director of either a Lender or the Issuer as the case may be, by the enforcement of any assessment or by any proceeding, by virtue of any statute or otherwise, it being expressly agreed and understood that each obligation, covenant and agreement of either a Lender, a Noteholder or the Issuer under this Agreement or any other Transaction Document is a corporate obligation and no personal liability shall attach to or be incurred by the shareholders, officers, trustees, agents, employees or directors of either a Lender, a Noteholder or the Issuer as such, or any of them, or implied therefor, and that any and all personal liability for breaches by such party of any such obligations, covenants or agreements, either at law or by statute or constitution, of every such shareholder, officer, trustee, agent, employee or director is hereby expressly waived by the other parties as a condition of and consideration for the execution of this Agreement.

14.  NO PETITION

Each party hereto (other than the Security Trustee) hereby undertakes to the Issuer that it shall not, nor shall any party on its behalf, at any time institute against, or join any person in instituting against the Issuer or any or all of the revenues and assets of the Issuer any bankruptcy, winding up, re-organisation, examination, arrangement, insolvency or liquidation proceeding or other proceeding under any similar law nor petition for the appointment of a receiver, administrator, examiner, administrative receiver, trustee, liquidator, sequestrator or similar officer of it nor participate in any ex parte proceedings.

15.  LIMITED RECOURSE

Notwithstanding any other provision of this Agreement and the other Transaction Documents, each Party agrees and acknowledges with the Issuer that, save as otherwise provided for in any Transaction Document:

(a) it will have recourse in respect of any amount, claim or obligation due or owing to it by the Issuer (the CLAIMS) only to the extent of available funds pursuant to the applicable Master Purchaser Priorities of Payments and subject to the provisos therein, which, following enforcement of the security interests created under the Master Purchaser Deed of Charge shall be applied by the Security Trustee, subject to and in accordance with the terms thereof and after all other prior ranking claims in respect thereof have been satisfied and discharged in full; and

(b) following the application of funds following enforcement of the security interests created under the Master Purchaser Deed of Charge, subject to and in accordance with each of the Master Purchaser Post-Enforcement Priorities of Payments, the Issuer will have no assets available for payment of its obligations under this Agreement, any Note, the Master Purchaser Deed of Charge and the other Transaction Documents other than as provided for pursuant to the Master Purchaser Deed of Charge, and that any Claims will accordingly be extinguished to the extent of any shortfall; and

(c) the obligations of the Issuer under this Agreement, each Note, the Master Purchaser Deed of Charge and the other Transaction Documents will not be obligations or responsibilities of, or guaranteed by, any other person or entity.

16.  BENEFIT OF AGREEMENT

16.1 This Agreement shall be binding upon and enure to the benefit of each Party and its or any subsequent successors and permitted assigns.

16.2 The Issuer shall not be entitled to assign or transfer all or part of its rights and benefits or obligations hereunder other than to the Security Trustee pursuant to the Master Purchaser Deed of Charge.

16.3 Provided that such transfer shall not result in any increased liability of the Issuer relating to the withholding of tax payable in respect of the relevant Note, each Lender shall be entitled to transfer a Note to another party, provided however, that a Note may not be transferred to any person other than an Institutional Investor and provided further that such transfer is made in accordance with Clauses 19.4 and 19.5 of the Framework Deed.

17.  EVIDENCE OF DEBT

Each Lender shall maintain, in accordance with usual accounting practice, accounts evidencing the amounts from time to time owing to it hereunder and in its capacity as a Noteholder (including in respect of the Principal Amount Outstanding and any other sums due in respect of a Note at any time it is the Noteholder). In any legal action or proceeding arising out of or in connection with this Agreement or a Note, the entries made in such accounts shall, in the absence of manifest error, be prima facie evidence of the existence and amounts of the obligations of the Issuer therein recorded.

18.  FUNDING AGENT

APPOINTMENT OF THE FUNDING AGENT

18.1 (a) Each of the Lenders and the Noteholders appoints the Funding Agent to act as its agent under and in connection with the Transaction Documents.

(b) Each of the Lenders and the Noteholders authorise the Funding Agent to exercise the rights, powers, authorities and discretions specifically given to the Funding Agent under or in connection with the Transaction Documents together with any other incidental rights, powers, authorities and discretions.

DUTIES OF THE FUNDING AGENT

18.2 (a) The Funding Agent shall promptly forward to a Lender or a Noteholder the original or a copy of any document which is delivered to the Funding Agent by any other party pursuant to the Transaction Documents.

(b) Except where a Transaction Document specifically provides otherwise, the Funding Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to any Lender or Noteholder.

(c) If the Funding Agent receives notice from a Party, describing a Master Purchaser Event of Default and stating that the circumstance described is a Master Purchaser Event of Default, it shall promptly notify the other Lenders and Noteholders.

(d) If the Funding Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Lender or a Noteholder under this Agreement or any Note it shall promptly notify the other Lenders and Noteholders.

(e) The Funding Agent's duties under the Transaction Documents are solely mechanical and administrative in nature.

NO FIDUCIARY DUTIES

18.3 (a) Nothing in this Agreement constitutes the Funding Agent as a trustee or fiduciary of any other person.

(b) The Funding Agent shall not be bound to account to any Lender or Noteholder for any sum or the profit element of any sum received by it for its own account.

BUSINESS WITH THE GROUP

18.4 The Funding Agent may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Visteon Group.

RIGHTS AND DISCRETIONS

18.5 (a)  The Funding Agent may rely on:

          (i) any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

          (ii) any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(b) The Funding Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders and the Noteholders) that:

          (i) no Master Purchaser Event of Default, Cash Control Event, Termination Event or Servicer Default has occurred;

          (ii) any right, power, authority or discretion vested in any Party has not been exercised;

(c) The Funding Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(d) The Funding Agent may act in relation to the Transaction Documents through its personnel and agents.

(e) The Funding Agent may disclose to any other Party any information it reasonably believes it has received as Funding Agent under this Agreement.

(f) Notwithstanding any other provision of any Transaction Document to the contrary, the Funding Agent shall not be obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

MAJORITY LENDERS' INSTRUCTIONS

18.6 (a) Unless a contrary indication appears in a Transaction Document, the Funding Agent shall (i) exercise any right, power, authority or discretion vested in it as Funding Agent in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Funding Agent) and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders.

(b) Unless a contrary indication appears in a Transaction Document, any instructions given by the Majority Lenders will be binding on all the other Lenders and Noteholders.

(c) The Funding Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders or Noteholders) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

(d) In the absence of instructions from the Majority Lenders, (or, if appropriate, the Lenders or Noteholders) the Funding Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders and the Noteholders.

(e) The Funding Agent is not authorised to act on behalf of a Lender or a Noteholder (without first obtaining that Lender's or Noteholder's consent) in any legal or arbitration proceedings relating to any Transaction Document. This paragraph (e) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Security Documents or enforcement of the Security Documents or the Encumbrances created thereby.

RESPONSIBILITY FOR DOCUMENTATION

18.7 The Funding Agent is not, nor shall be, responsible:

(a) for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Collateral Monitoring Agent, the Security Trustee, the Master Purchaser, any Seller, any Servicer, the Subordinated VLN Facility Provider or any other person given in or in connection with any Transaction Document or the transactions contemplated in the Transaction Documents; or

(b) for the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document or any Encumbrances created thereby or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Transaction Document.

EXCLUSION OF LIABILITY

18.8 (a) Without limiting paragraph (b) below, the Funding Agent will not be liable for any action taken by it under or in connection with any Transaction Document unless directly caused by its gross negligence or wilful misconduct.

(b) No Party (other than the Funding Agent) may take any proceedings against any officer, employee or agent of the Funding Agent in respect of any claim it might have against the Funding Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Transaction

     Document and any officer, employee or agent of the Funding Agent may rely on and have the right to enforce this Clause pursuant to the Contracts (Rights of Third Parties) Act 1999.

(c) The Funding Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Transaction Documents to be paid by the Funding Agent if the Funding Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Funding Agent for that purpose.

(d) Nothing in this Agreement shall oblige the Funding Agent to carry out any "know your customer" or other checks in relation to any person on behalf of any Lender or Noteholder and each Lender and Noteholder confirms to the Funding Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Funding Agent.

LENDERS' AND NOTEHOLDERS' INDEMNITY TO THE FUNDING AGENT

18.9 Each Lender and Noteholder shall indemnify the Funding Agent, within three Business Days of demand, against that Lender and Noteholder's Commitment Proportion of any cost, loss or liability incurred by the Funding Agent (otherwise than by reason of the Funding Agent's gross negligence or wilful misconduct) in acting as Funding Agent under the Transaction Documents (unless the Funding Agent has been reimbursed by the Master Purchaser, a Seller, a Servicer or the Parent pursuant to a Transaction Document).

RESIGNATION OF THE FUNDING AGENT

18.10(a) The Funding Agent may resign and appoint one of its Affiliates as successor by giving notice to the Lenders, the Noteholders, the Security Trustee and the Issuer.

(b) Alternatively the Funding Agent may resign by giving notice to the Lenders, the Noteholders, the Security Trustee and the Issuer, in which case the Majority Lenders (after consultation with the Issuer) may appoint a successor Funding Agent.

(c) If the Majority Lenders have not appointed a successor Funding Agent in accordance with paragraph (b) above within 30 days after notice of resignation was given, the Funding Agent (after consultation with the Issuer) may appoint a successor Funding Agent.

(d) The retiring Funding Agent shall, at its own cost, make available to the successor Funding Agent such documents and records and provide such assistance as the successor Funding Agent may reasonably request for the purposes of performing its functions as Funding Agent under the Transaction Documents.

(e) The Funding Agent's resignation notice shall only take effect upon the appointment of a successor.

(f) Upon the appointment of a successor, the retiring Funding Agent shall be discharged from any further obligation in respect of the Transaction Documents but shall remain entitled to the benefit of this Clause 18. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g) After consultation with the Issuer, the Majority Lenders may, by notice to the Funding Agent, require it to resign in accordance with paragraph (b) above. In this event, the Funding Agent shall resign in accordance with paragraph (b) above.

CONFIDENTIALITY

18.11(a) In acting as Funding Agent for the Lenders and the Noteholders, the Funding Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b) If information is received by another division or department of the Funding Agent, it may be treated as confidential to that division or department and the Funding Agent shall not be deemed to have notice of it.

(c) Notwithstanding any other provision of any Transaction Document to the contrary, the Funding Agent shall not be obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would or might in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty.

CREDIT APPRAISAL BY THE LENDERS AND NOTEHOLDERS

18.12 Each Lender and Noteholder confirms to the Funding Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Transaction Document including but not limited to:

(a) the financial condition, status and nature of each member of the Visteon Group;

(b) the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document and any Encumbrances created thereby and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document;

(c) whether that Lender or Noteholder has recourse, and the nature and extent of that recourse, against any party or any of its respective assets under or in connection with any Transaction Document or the transactions contemplated by the Transaction Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document;

(d) the adequacy, accuracy and/or completeness of any information provided by any person under or in connection with any Transaction Document, the transactions contemplated by the Transaction Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document; and

(e) the right or title of any person in or to, or the value or sufficiency of any part of the Master Purchaser Secured Property, the priority of any of the security interest granted pursuant to the Master Purchaser Security Documents or the existence of any Encumbrances affecting the Master Purchaser Secured Property.

DEDUCTION FROM AMOUNTS PAYABLE BY THE FUNDING AGENT

18.13 If any Party owes an amount to the Funding Agent under the Transaction Documents, the Funding Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Funding Agent would otherwise be obliged to make under the Transaction Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Transaction Documents that Party shall be regarded as having received any amount so deducted.

CONDUCT OF BUSINESS BY THE FINANCE PARTIES

18.14 No provision of this Agreement will:

(a) interfere with the right of the Funding Agent, Lender or Noteholder to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b) oblige the Funding Agent, Lender or Noteholder to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c) oblige the Funding Agent, Lender or Noteholder to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

19.  COUNTERPARTS

This Agreement may be executed in any number of counterparts and by the parties to it on separate counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

20.  RIGHTS OF THIRDS PARTIES

Save as expressly provided herein, a person who is not a party to this Agreement shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any of its terms.

21.  GOVERNING LAW

This Agreement is governed by, and shall be construed in accordance with English law.

22.  JURISDICTION

The provisions of Clause 4 of the Framework Deed shall apply to this Agreement on the basis set out therein.

THIS AGREEMENT HAS BEEN ENTERED INTO ON THE DATE STATED AT THE BEGINNING OF THIS AGREEMENT.

THE MASTER PURCHASER AND THE ISSUER

SIGNED by MARK FILER                )   MARK FILER
for and on behalf of                )   ATTORNEY
VISTEON FINANCIAL CENTRE P.L.C.     )

THE LENDERS AND NOTEHOLDERS

SIGNED by ROBIN WARD                )   ROBIN WARD
for and on behalf of                )   DIRECTOR
CITIBANK, N.A.                      )

SIGNED by ANDREW SANTACROCE         )   ANDREW SANTACROCE
and MATTHEW JOLLY                   )   DIRECTOR
for and on behalf of                )
UBS AG, LONDON BRANCH               )   MATTHEW JOLLY
                                        EXECUTIVE DIRECTOR

SIGNED by HUBERT CHARVET            )   HUBERT CHARVET
and FABIENNE DAULNE                 )
for and on behalf of                )   FABIENNE DAULNE
BNP PARIBAS                         )

SIGNED by DEIRDRE GEOGHEGAN         )   DEIRDRE GEOGHEGAN
AND PAUL OWENS                      )   HEAD OF OFFSHORE GROUP
for and on behalf of                )
BNP PARIBAS, DUBLIN BRANCH          )   PAUL OWENS

SIGNED by ROBERT P. KELLAS          )   ROBERT P. KELLAS
for and on behalf of                )   VICE PRESIDENT
JPMORGAN CHASE BANK, N.A.           )

SIGNED by ROBERT J. LUND            )   ROBERT J. LUND
for and on behalf of                )
BANK OF AMERICA, N.A.               )

SIGNED by MARK E. GLEASON           )   MARK E. GLEASON
AND RIANKA MOHAN                    )   DIRECTOR
for and on behalf of                )
CREDIT SUISSE, CAYMAN ISLANDS       )   RIANKA MOHAN
BRANCH                              )   ASSOCIATE

SIGNED by JAMIE PRATT               )   JAMIE PRATT
and CHUNG CHUI WAN                  )   DIRECTOR
for and on behalf of                )
DEUTSCHE BANK AG LONDON             )   CHUNG CHUI WAN
                                    )   VICE PRESIDENT

SIGNED by DAVID CSATARI             )   DAVID CSATARI
for and on behalf of                )   VICE PRESIDENT
THE BANK OF NEW YORK                )

SIGNED by LAURA DIXON               )   LAURA DIXON
for and on behalf of                )   VICE PRESIDENT
WACHOVIA CAPITAL FINANCE            )
CORPORATION (CENTRAL)               )

SIGNED by MANUEL BORGES             )   MANUEL BORGES
for and on behalf of                )   VICE PRESIDENT
CIT GROUP/BUSINESS CREDIT, INC.     )

THE SECURITY TRUSTEE

SIGNED by BILL ROWLAND              )   BILL ROWLAND
for and on behalf of                )
THE LAW DEBENTURE TRUST             )
CORPORATION P.L.C.                  )

THE FUNDING AGENT

SIGNED by MARIE VICTORIA TACARDON   )   MARIE VICTORIA
for and on behalf of                )   TACARDON
CITIBANK INTERNATIONAL PLC          )

THE MASTER SERVICER

SIGNED by SAMRAD NAZER              )   SAMRAD NAZER
for and on behalf of                )
VISTEON UK LIMITED                  )

                                   SCHEDULE 2

                                  FORM OF NOTE

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE SECURITIES ACT), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND ACCORDINGLY MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OF AMERICA, OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) EXCEPT PURSUANT TO AN EXEMPTION IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                         VISTEON FINANCIAL CENTRE P.L.C.

(incorporated in Ireland with limited liability; registered number 423820) (the
                                     ISSUER)

            EUR [_____]/ GBP [_____]/ USD [_____] NOTE DUE 20[_____]

                       issued to: [INSERT NOTEHOLDER NAME]

                                   (the NOTE)

This Note has been constituted by the Issuer pursuant to a Variable Funding Agreement (the VARIABLE FUNDING AGREEMENT) dated 14 August 2006 between the Issuer, certain financial institutions (as the LENDERS), The Law Debenture Trust Corporation p.l.c. (as SECURITY TRUSTEE) and Citibank International plc (as the FUNDING AGENT) and is subject to, and with the benefit of, the attached terms and conditions (the CONDITIONS) and the Variable Funding Agreement.

Capitalised terms used and not otherwise defined in this Note have the respective meanings specified in the Variable Funding Agreement.

The Issuer, for value received, promises, in accordance with the Conditions to pay to the registered holder of this Note on the Final Maturity Date the Principal Amount Outstanding on that date as shown on the Grid attached to this Note or otherwise recorded in the books and records of the Noteholder, together with accrued interest in accordance with the Conditions and any additional amounts payable thereunder.

Upon any redemption or increase of the Principal Amount Outstanding of the Note in accordance with the Conditions, the Issuer shall procure that the amount so redeemed be recorded on the Grid.

This Note is in registered form and is transferable in part.

AS WITNESS the signature of a duly authorised officer on behalf of the Issuer

SIGNED, SEALED and DELIVERED as a   )
DEED by                             )
as duly authorised attorney         )
for and on behalf of                )
VISTEON FINANCIAL CENTRE P.L.C.     )
in the presence of:                 )


Witness:
         ----------------------------
Name:
      -------------------------------
Address:
         ----------------------------

ISSUED in [_____] on [_____] 2006

                                   SCHEDULE 3

                              TERMS AND CONDITIONS

The following is the text of the terms and conditions of the Notes which (subject to completion and amendment) will be attached to each Note.

The [EUR [_____]/ GBP [_____]/ USD [_____]] (initial par value) Note (the NOTE and together with each other note issued by the Issuer pursuant to the Variable Funding Agreement, the NOTES) due 20[_____] of VISTEON FINANCIAL CENTRE P.L.C. (the ISSUER) is constituted by a variable funding agreement dated 14 August 2006 between the Issuer, certain financial institutions named therein (as the LENDERS and in their capacity as holders of the Notes the NOTEHOLDER and together with any other person who shall accede to the variable funding agreement as a Lender collectively, the LENDERS and together with any other person who shall accede to the variable funding agreement as a Noteholder collectively, the NOTEHOLDERS), The Law Debenture Trust Corporation p.l.c. (as SECURITY TRUSTEE) and Citibank International plc (as FUNDING AGENT) (the VARIABLE FUNDING AGREEMENT). Certain provisions of these Conditions are summaries of the Variable Funding Agreement and are subject to its detailed provisions thereof. The Noteholder (as defined below) is bound by, and is deemed to have notice of, all the provisions of the Variable Funding Agreement applicable to it. Terms defined in the Variable Funding Agreement (including by cross reference or incorporation) shall, unless otherwise defined herein or the context requires otherwise bear the same meanings in these terms and conditions.

1.   FORM, DENOMINATION AND STATUS

FORM AND DENOMINATION

1.1 The Note is in definitive registered form with the initial par value of [EUR [_____]/ GBP [_____]/ USD [_____]] and thereafter in such other amount as may from time to time be recorded in the Grid attached to the Note or in the books and records of the Noteholder.

STATUS

1.2 The Note constitutes a direct, secured and unconditional obligation of the Issuer.

2.   TITLE AND TRANSFERS

TITLE

2.1 The Issuer or the Corporate Administrator on its behalf (in such capacity, the REGISTRAR) will cause to be kept, at the specified office of the Registrar in Ireland, a register (the REGISTER) on which shall be entered the names and addresses of the holders of each of the Notes from time to time.

2.2 Title to the Note will pass by and upon registration of transfers in the Register. In these Conditions the HOLDER of the Note or the NOTEHOLDER means the person in whose name such Note is for the time being registered in the Register. Registration of ownership of the Note shall be conclusive evidence (in the absence of manifest error) of absolute ownership of the Note.

TRANSFERS

2.3 Subject to Conditions 2.6 and 2.7 below, the Note may be transferred in whole (but not in part, except as provided in Condition 2.5 below) upon surrender of the Note at the specified office of the Registrar, with the form of transfer set out in Schedule 4 to the Variable Funding Agreement duly completed and signed by or on behalf of the transferor and the Issuer and together with such evidence as the Registrar may reasonably require to prove:

(a)  the title of the transferor;

(b)  the authority of the individuals who have executed the form of transfer;

(c)  the payment of any stamp duty payable on such transfer;

(d) that: that the transferee is either (x) not a US Person and is acquiring Notes for its own account or for the account or benefit exclusively of non-US Persons outside the United States in an offshore transaction (as defined in Regulation S) in accordance with Regulation S or (y) an Accredited Investor acquiring the Notes for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except in accordance with a transaction exempt from registration under the Securities Act; and

(e)  that the transferee is:

          (i)  (A) an Irish Qualifying Lender; or

               (B) a person which is resident in a territory that has a double taxation treaty with Ireland, under the laws of that territory, or in a Member State of the European Communities (other than Ireland), under the laws of that Member State; or

               (C) a US company, provided that the US company is incorporated in the US and subject to tax in the US on its worldwide income; or

               (D) a US LLC, provided that the ultimate recipients of the interest are resident in a territory that has a double taxation treaty with Ireland, under the laws of that territory, or in a Member State of the European Communities (other than Ireland) under the laws of that Member State and the business conducted through the LLC is so structured for market reasons and not for tax avoidance purposes;

               provided that in the case of each of (B), (C) and (D), that where the person is a company, it does not provide its commitment through or in connection with a branch or agency in Ireland; and

          (ii) a person to whom the Note may be transferred in accordance with Conditions 2.9 to 2.12,

PROVIDED THAT NO NOTE MAY BE TRANSFERRED TO ANY PERSON UNTIL THE TRANSFEREE
EXECUTES:

1.   the Noteholder Accession Letter in or substantially in the form set out in
     Schedule 5 to the Variable Funding Agreement; and

2. if the transferee is not a party to the Framework Deed and the Master Purchaser Deed of Charge, a deed of accession to the Framework Deed substantially in the form set out in Schedule 6 to the Framework Deed and a deed of accession to the Master Purchaser Deed of Charge substantially in the form set out in Schedule 2 to the Master Purchaser Deed of Charge,

AND PROVIDED FURTHER THAT:

on the date on which any transfer is to take place the transferor of a Note in an Agreed Currency also transfers to the same transferee the Relevant Proportion of the Notes of each other Agreed Currency held by the transferor (where RELEVANT PROPORTION means the fraction expressed as a percentage calculated by dividing (i) the Principal Amount Outstanding to be transferred to the transferee by (ii) the Principal Amount Outstanding of all Notes denominated in the same Agreed Currency as the Note to be transferred held by the transferor immediately prior to the proposed transfer).

REGISTRATION AND DELIVERY OF THE NOTE

2.4 Within three (3) Business Days of the surrender of the Note in accordance with Condition 2.3 above (or such longer period as may be required to comply with any applicable fiscal or other laws or regulations), the Registrar will register the transfer in question and deliver at the Registrar's specified office a new Note or (at the request, cost and risk of the Transferee) send by uninsured first class mail to such address as the Transferee may specify for the purpose.

2.5 The registered holder of the Note may request an exchange of the Note for two or more substitute Notes having an aggregate principal amount outstanding equal to the Principal Amount Outstanding of the initial Note by delivering the initial Note to the Registrar with its written request therefor which shall specify the name, address, payment details and the respective principal amounts of the Notes applicable to each person to be registered as a registered holder of each such substitute Note. If the initial Note is to be exchanged for substitute Notes, the Issuer shall cause the delivery of such substitute Notes to the registered holders thereof within 30 days after the registered holder of the initial Note shall have delivered its request therefor.

NO CHARGE

2.6 Noteholders will not be required to bear the costs and expenses of effecting any registration of transfer as provided above, except for any costs or expenses of delivery other than by regular mail and except that the Issuer will require the payment by a transferee Noteholder of a sum sufficient to cover any stamp duty, tax or other governmental charge that may be imposed in relation to the registration.

CLOSED PERIODS

2.7 No Noteholder may require a transfer to be registered during the period of three (3) Business Days ending on the due date for any payment in respect of the Note.

REGISTRAR

2.8 The Issuer reserves the right at any time with the consent of the Security Trustee to vary or terminate the appointment of, or resign as, the Registrar and to appoint another Registrar. Notice of any resignation, termination or appointment and of any changes in specified offices will be given to the Noteholders promptly by the Issuer in accordance with the Framework Deed.

RESTRICTIONS ON TRANSFEREES

2.9 The Note may not be transferred to any person other than an Institutional Investor. The Note may only be transferred to a person that is either (x) not a US Person and is acquiring this Note for its own account or for the account or benefit exclusively of non-US Persons or (y) an Accredited Investor acquiring the Note for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except in accordance with a transaction exempt from registration under the Securities Act.

2.10 The Note may not be offered or sold to any person in the United Kingdom in circumstances which require a prospectus to be made available to the public pursuant to Part VI of the Financial and Services Market Act 2000.

2.11 The Note may not be:

(a) offered in Ireland in circumstances that would require the publication of a prospectus in respect of the Notes (and the offer thereof) in accordance with the Prospectus (Directive 2003/71/EC) Regulations 2005;

(b) the subject of a local offer (within the meaning of section 38(1) of the Investment Funds, Companies and Miscellaneous Provisions Act 2005 of Ireland); and

(c) offered other than in compliance with all applicable provisions of the Investment Intermediaries Acts 1995 to 2000 of Ireland (as amended).

2.12 The Note may only be transferred to a person who is, or will upon transfer of the Note become, a party to the Variable Funding Agreement as a Lender and a Noteholder and where that person's Maximum Commitment Amount thereunder is not less than USD 10,000,000.

2.13 Any transfer to a person other than as permitted in this Condition 2 shall be null and void.

2.14 All Notes will bear a legend substantially to the following effect:

     "THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE SECURITIES ACT), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND ACCORDINGLY MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OF AMERICA, OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS."

3.   INTEREST

INTEREST PAYMENT DATES AND INTEREST PERIODS

3.1 The Note bears interest on its Principal Amount Outstanding from (and including), the Funding Date, to (but excluding) the date on which the Principal Amount Outstanding is paid in full.

3.2 Interest on the Note is payable in arrears on each Interest Payment Date in respect of the Interest Period (and, in the case of any Further Subscription Price paid in respect of the Note during such Interest Period other than on the Interest Payment Date on which such Interest Period commences, the Short Interest Period applicable thereto) ending on that Interest Payment Date. Interest with respect to each Interest Period shall accrue from (and including) the first day of such Interest Period to (but excluding) the last day of such Interest Period. Interest with respect to each Short Interest Period shall accrue from (and including) the first day of such Short Interest Period to (but excluding) the last day of such Short Interest Period.

3.3 Subject to Condition 7, interest shall cease to accrue on the Note as from (and including) the Final Maturity Date or the date on which the Principal Amount Outstanding is declared immediately due and payable in accordance with Condition 6 unless, upon due presentation payment of principal due is improperly withheld or refused, in which case it will continue to bear interest in accordance with this Condition 3 (after as well as before judgement) at the rate from time to time applicable to the Note until the moneys in respect thereof have been received by the Noteholder and notice to that effect is given in accordance with the Framework Deed.

RATE OF INTEREST

3.4 The Note will bear interest at the Reference Rate calculated in accordance with Schedule 8 of the Variable Funding Agreement for the respective Interest Period (the NOTE INTEREST RATE).

CALCULATION OF INTEREST AMOUNT

3.5 The amount of interest due in respect of the Note in respect of an Interest Period (the INTEREST AMOUNT) shall be calculated by the Funding Agent by applying the Note Interest Rate for such Interest Period to the Principal Amount Outstanding of the Note on the Determination Date falling in such Interest Period, multiplying the product by [[the actual number of days in such Interest Period divided by 365](1) /[the actual number of days in such Interest Period divided by 360](2) / [the actual number of days in such Interest Period divided by 360](3)].

PAYMENT OF INTEREST

3.6 The applicable Interest Amount will be payable in respect of the Note for each Interest Period.

4.   REDEMPTION

OPTIONAL REDEMPTION

4.1 The Note may be redeemed at the option of the Issuer in whole (or in part) at its Principal Amount Outstanding (or a proportion thereof) on any Settlement Date by the Issuer giving at least three (3) Business Days' written notice to the Noteholder and to the Funding Agent prior to the relevant Settlement Date provided always that each other Note in issue denominated in the same Agreed Currency is also redeemed by the Issuer on such Settlement Date by the same proportion of their respective Principal Amounts Outstanding.

MANDATORY REDEMPTION IN PART ON SETTLEMENT DATE

4.2 The Issuer shall redeem in part, pari passu and pro rata according to the respective Principal Amount Outstanding of each Note, the Notes on each Settlement Date in an aggregate amount equal to the pro rata amount (calculated by reference to the USD Equivalent Principal Amount Outstanding of such Notes as a proportion of the aggregate USD Equivalent of the Principal Amount Outstanding of all Notes outstanding) of the [EUR Equivalent of](4) / [GBP Equivalent of](5) the amount by which the aggregate USD Equivalent of the Principal Amount Outstanding of all

----------
(1)  Include if Note is denominated in GBP.

(2)  Include if Note is denominated in USD.

(3)  Include if Note is denominated in EUR.

(4)  Include if Note is denominated in EUR.

(5)  Include if Note is denominated in GBP.

Notes as at the Determination Date immediately preceding the relevant Settlement Date exceeds the Note Programme Limit calculated as at such Determination Date provided that no such amount shall be repayable to the extent that, prior to the Programme Termination Date, such repayment would result in the Principal Amount Outstanding of the Note being less than [EUR]/[USD]/[GBP](6)1,000.

MANDATORY REDEMPTION FOLLOWING PROGRAMME TERMINATION DATE

4.3 Following the Programme Termination Date, the Notes will, on each Settlement Date thereafter, be subject to pro rata mandatory redemption in an aggregate amount equal to the lower of (a) the aggregate Principal Amount Outstanding of all Notes and (b) the Master Purchaser Available Funds remaining after satisfaction in full of all amounts ranking in priority to payment of principal in respect of the Notes in the applicable Master Purchaser Priorities of Payments (each such payment, together with any payment pursuant to Conditions
4.1 and 4.2 being a NOTE PRINCIPAL PAYMENT).

DETERMINATIONS AND CALCULATIONS

4.4 Following a Note Principal Payment, the Funding Agent (acting for and on behalf of the Issuer) shall determine the new Principal Amount Outstanding of the Note on the basis of the Grid, or the books and records of the Noteholder as certified by the Noteholder to the Funding Agent, as applicable. Each determination by the Funding Agent (acting for and behalf of the Issuer) of the amount of the Principal Amount Outstanding of the Note shall (in the absence of wilful default, bad faith or manifest error) be final and binding on all persons. The Issuer will cause each determination of the new Principal Amount Outstanding of the Note to be reflected in the Grid.

REDEMPTION DUE TO TAX

4.5 If the Issuer is required by law to make any withholding or deduction from any amounts payable to the Noteholder in respect of the Note and the Issuer informs the Noteholder that it is unwilling or unable to increase any payments in respect of the Note in accordance with Clause 10 of the Variable Funding Agreement, the Noteholder may, by giving not less than twenty (20) Business Days' notice to the Issuer or such shorter period agreed with the Issuer (which notice shall be irrevocable), require the Issuer to redeem the Note, subject to available funds, in whole at its Principal Amount Outstanding.

REDEMPTION ON MATURITY

4.6 If not otherwise redeemed and cancelled, the Note will be redeemed (subject to available funds) at its Principal Amount Outstanding on the Final Maturity Date.

----------
(6)  Delete as applicable.

PURCHASE

4.7 The Issuer shall not be entitled to purchase the Note at any time.

CANCELLATION

4.8 If the Note is redeemed in full pursuant to the foregoing provisions it will be cancelled forthwith and may not be resold or reissued.

5.   MASTER PURCHASER EVENT OF DEFAULT

MASTER PURCHASER EVENT OF DEFAULT

5.1 Each of the following events is a MASTER PURCHASER EVENT OF DEFAULT:

(a) the Issuer fails to make any payment when due in respect of any Note or the Variable Funding Agreement and such failure is not remedied within five (5) Business Days of the Funding Agent serving notice on the Issuer requiring such default to be remedied; or

(b) any representation or warranty by the Issuer in the Transaction Documents was materially incorrect on the date it was made; or

(c) the Issuer fails to perform or comply with any one or more of its obligations under any Note, the Variable Funding Agreement (other than an obligation for payment to which paragraph (a) above applies), or any condition attached to any waiver or consent given under either of a Note or the Variable Funding Agreement and such default has a material adverse affect on the Noteholder and continues for five (5) Business Days after written notice has been given by the Funding Agent requiring the Issuer to remedy the same (except where (in the reasonable opinion of the Noteholder) such failure is not capable of remedy, where no such notice shall be required); or

(d) a distress, execution or other legal process is levied, enforced or sued out upon or against any of the property and assets of the Issuer; or

(e) the Issuer asserts in writing that any Note or the Variable Funding Agreement is not valid and binding on it; or

(f) any court governmental authority or agency having jurisdiction over the Issuer or any of its property or assets finds or rules that any material provision of either of any Note or the Variable Funding Agreement is not valid and binding on the Issuer; or

(g) all or a substantial part of the undertakings, assets and revenues of the Issuer is condemned, seized or otherwise appropriated by any person acting under the authority of any national, regional or local government or the Issuer is prevented by any such person from exercising normal control over all or any substantial part of its undertaking, assets and revenues; or

(h)  the occurrence of a Related Debt Termination Event.

COVENANT OF THE ISSUER

5.2 So long as any amount remains outstanding under a Note, the Issuer or the Funding Agent will promptly upon becoming aware of any Master Purchaser Event of Default (with respect of any of the Agreed Currencies) give notice in writing thereof to each Noteholder together with details of the steps (if any) which the Issuer is taking or proposing to take to remedy such Master Purchaser Event of Default.

6.   EFFECT OF ENFORCEMENT EVENT

6.1 At any time after:

(a)  the occurrence of a Master Purchaser Event of Default; or

(b) the failure on the Final Maturity Date of the Noteholder to have received the Principal Amount Outstanding of the Note in full together with any amount of interest and other amounts calculated in respect thereof,

(each an ENFORCEMENT EVENT) and without prejudice to its rights of enforcement in relation to the Master Purchaser Deed of Charge but subject always to Clause 9 thereof, the Noteholder may declare by written notice to the Issuer (copied to the Security Trustee and the Funding Agent) that the Principal Amount Outstanding of the Note to be immediately due and payable together with accrued interest thereon and any other sums then owed by the Issuer hereunder. If any such written declaration is served upon the Issuer (copied to the Security Trustee and the Funding Agent) by the Noteholder, the Security Trustee on behalf of the Master Purchaser Secured Creditors may subject always to the provisions of the Master Purchaser Deed of Charge at any time after the occurrence of the relevant Enforcement Event, enforce the Master Purchaser Deed of Charge, or take proceedings against the Issuer to enforce payment of the Note together with accrued interest.

6.2 A Noteholder may, at its option, by notice in writing to the Issuer (copied to the Security Trustee) withdraw any notice previously given under Condition
6.1 whereupon such notice shall cease to have effect.

6.3 After realisation of the Master Purchaser Secured Property and distribution of the net proceeds thereof, the Noteholder may not take any further steps in respect of the Note against the Issuer or any of its assets to recover any sums unpaid in respect of the Note and all claims against the Issuer in respect of any such unpaid sum shall be extinguished.

7.   DEFAULT INTEREST

If the Issuer fails to pay any amount payable under the Note or the Variable Funding Agreement by the Issuer to the Noteholder when due, the Issuer shall pay interest on such sum from the date when it became due and payable to the date of payment at the Default Rate (both before and after any judgement obtained under this Note or the Variable Funding Agreement).

8.   REPLACEMENT OF NOTE

If a Note issued and outstanding at any time is lost, stolen, mutilated, defaced or destroyed, it may be replaced at the specified office of the Issuer, subject to all applicable laws, upon payment by the claimant of the expenses incurred in connection with such replacement and on such terms as to evidence, security, indemnity and otherwise as the Issuer may reasonably require. Mutilated or defaced Notes must be surrendered before replacements will be issued.

9.   REMEDIES AND WAIVERS

No failure by any Noteholder to exercise, nor any delay by the Noteholder in exercising any right or remedy in respect of the Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies herein provided are cumulative and not exclusive of any other rights or remedies (whether provided by law or otherwise).

10.  PARTIAL INVALIDITY

If, at any time, any provision hereof is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction neither the legality, validity or enforceability of the remaining provisions hereof nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

11.  GOVERNING LAW

These Conditions and the Note are governed by, and shall be construed in accordance with English law. The provisions of Clause 4 of the Framework Deed shall apply to this Note.

12.  MODIFICATION

Any modification to these Conditions must be agreed in writing between the Issuer and the Noteholder and will be binding on all future Noteholders.

                                  THE SCHEDULE

                                      GRID

                    FOR RECORDING INCREASES AND REDUCTIONS IN
                  THE PRINCIPAL AMOUNT OUTSTANDING OF THE NOTE

                 PRINCIPAL AMOUNT   AMOUNT OF    DATE OF   AMOUNT OF    DATE OF
DATE OF CHANGE      OUTSTANDING      INCREASE   INCREASE   REDUCTION   REDUCTION
--------------   ----------------   ---------   --------   ---------   ---------
On issue         [EUR [_____] /         --         --          --          --
                 GBP [_____] /
                 USD [_____]]

                                   SCHEDULE 4

                              FORM OF NOTE TRANSFER

For value received ___________________________________ (the TRANSFEROR) hereby transfer(s) on the Transfer Date (as defined below) to _________________________
________________________________________________________________________________
________________________________________________________________________________
_______________________________________________________________ (the TRANSFEREE)

(Please print or type name and address of Transferee)

this Note (which has a Principal Amount Outstanding of [EUR [_____]/ GBP [_____]/ USD [_____]] at the date of this transfer) and all rights hereunder, hereby irrevocably constituting and appointing [_____] as attorney to transfer such Note in the relevant Register maintained by or on behalf of the Issuer with full power of substitution.

TRANSFER DATE means _________________________________ (insert effective date for transfer)

By its transfer hereof, the Transferor represents that it is transferring this Note, and has offered this Note for transfer only (i) to a non-U.S. person acquiring this Note for its own account or for the account or benefit exclusively of non-U.S. persons and (ii) outside the United States in an offshore transaction in compliance with Regulation S (REGULATION S) under the U.S. Securities Act of 1933, as amended (the SECURITIES ACT) or (iii) pursuant to another exemption from the registration requirements of the Securities Act and any applicable State securities laws.


                                       Signature of Transferor
                                                               -----------------

                                                               -----------------

We hereby accept this Note (which has a Principal Amount Outstanding at the date of this transfer) and agree to be bound by the Conditions of this Note. By its acquisition hereof, the Transferee represents that:

(a) (i) it is either (x) not a US Person and is acquiring this Note for its own account or for the account or benefit exclusively of non-US Persons outside the United States in an offshore transaction (as defined in Regulation S) in accordance with Regulation S or (y) an Accredited Investor acquiring this Note for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except in accordance with a transaction exempt from registration under the Securities Act and (ii) it understands that the Notes are being offered and sold to in reliance on specific exemptions from the registration requirements of the United States Federal and state securities laws and that the Issuer is relying in part upon the truth and accuracy of the representation made pursuant to clause (i) and the other representations, warranties, agreements, acknowledgments and understandings of such Transferee set forth in the Variable Funding Agreement in order to determine the availability of such exemptions;

(b)  it is an Irish Qualifying Lender or:

          (i) a person which is resident in a territory that has a double taxation treaty with Ireland, under the laws of that territory, or in a Member State of the European Communities (other than Ireland), under the laws of that Member State; or

          (ii) a US company, provided that the US company is incorporated in the US and subject to tax in the US on its worldwide income; or

          (iii) a US LLC, provided that the ultimate recipients of the interest are resident in a territory that has a double taxation treaty with Ireland, under the laws of that territory, or in a Member State of the European Communities (other than Ireland) under the laws of that Member State and the business conducted through the LLC is so structured for market reasons and not for tax avoidance purposes;

     provided that in the case of each of (i), (ii) and (iii), that where the person is a company, it does not provide its commitment through or in connection with a branch or agency in Ireland;

(c) it is a person to whom this Note may be transferred in accordance with Condition 2.9 to 2.11;

(d) it has executed a Noteholder Accession Letter in or substantially in the form set out in Schedule 5 to the Variable Funding Agreement;

(e) if it is not a party to the Framework Deed or the Master Purchaser Deed of Charge, it has executed a deed of accession thereto in or substantially in the form contained therein.

Following transfer of the Note, the Commitment Proportion of the Transferor for the purposes of the Transaction Documents shall from the date of this transfer be [-] per cent. and the Commitment Proportion of the Transferee for the purposes of the Transaction Documents shall from the date of this transfer be [-] per cent.

Following transfer of the Note, the Maximum Commitment Amount applicable to the Transferor for the purposes of the Transaction Documents shall from the date of this transfer be USD [-]. and the Maximum Commitment Amount of the Transferee for the purposes of the Transaction Documents shall from the date of this transfer be USD [-].


                                    Signature(s) of transferee
                                                               -----------------

                                                               -----------------

VISTEON FINANCIAL CENTRE P.L.C. hereby approves the transfer.


                                                               -----------------

                                    Signature of VISTEON FINANCIAL CENTRE P.L.C.

                                                         Date:
                                                               -----------------

The Registrar hereby approves the transfer.


                                        Signature of Registrar
                                                               -----------------

                                                         Date:
                                                               -----------------

The Funding Agent hereby approves the transfer.


                     Signature of CITIBANK INTERNATIONAL PLC
                                                               -----------------

                                                         Date:
                                                               -----------------

N.B.:

1. This form of transfer must be accompanied by such documents, evidence and information as may be required pursuant to the Conditions.

2. This form of transfer must be executed under the hand of the transferor and the transferee or, if the transferee is a corporation, under the hand of two of its officers duly authorised in writing and, the document so authorising such officers must be delivered with the form of transfer.

3. This transfer will be subject to the payment by the transferor of any stamp duty, tax or other governmental charge as is referred to in Condition 2.6.

                                   SCHEDULE 5

                       FORM OF NOTEHOLDER ACCESSION LETTER

[DATE]

To: VISTEON FINANCIAL CENTRE P.L.C. (the ISSUER)

[AND OTHER PARTIES]

We refer to the Variable Funding Agreement (the VARIABLE FUNDING AGREEMENT) dated 14 August 2006 between the Issuer, [_____],[_____]and [_____].

Terms defined in, or incorporated by reference into, the Variable Funding Agreement shall have the same meanings herein as therein.

We confirm that we are in receipt of the following documents and have found them to our satisfaction:

(a)  a copy of the Variable Funding Agreement;

(b)  a copy of the Framework Deed;

(c)  a copy of the Master Purchaser Deed of Charge; and

(d) a copy of current versions of all other Transaction Documents as we have requested.

For the purposes of Clause 6 of the Framework Deed our notice details are as follows:

[insert name, address, telephone, facsimile and attention].

[_____], being the current registered holder, is proposing to transfer to us in accordance with Condition 2.3 of the Note.

In consideration of our accession to the Variable Funding Agreement pursuant to this letter, we hereby undertake with effect from the date hereof, for the benefit of the Issuer and each of the other parties to the Variable Funding Agreement, that, in relation our holding of the Note, we will perform and comply with all the duties and obligations expressed to be assumed by a Noteholder under the Variable Funding Agreement and the Master Purchaser Deed of Charge and will have the benefit of all the provisions of the Variable Funding Agreement and the Master Purchaser Deed of Charge as if we were named in it as a Lender and a Noteholder.

In addition, we hereby make each of the representations and warranties to be made by each Noteholder pursuant to Clauses 9.5 through 9.8 of the Variable Funding Agreement.

This letter is governed by, and shall be construed in accordance with, English law.

Signed by

THE ACCEDING NOTEHOLDER

SIGNED by                             )
for and on behalf of                  )
[_____]                               )

THE MASTER PURCHASER AND THE ISSUER

SIGNED by                             )
for and on behalf of                  )
VISTEON FINANCIAL CENTRE P.L.C.       )

THE LENDERS AND NOTEHOLDERS

SIGNED by                             )
for and on behalf of                  )
[_____]                               )
[insert as applicable]

THE SECURITY TRUSTEE

SIGNED by                             )
for and on behalf of                  )
THE LAW DEBENTURE TRUST               )
CORPORATION P.L.C.                    )

THE FUNDING AGENT

SIGNED by                             )
for and on behalf of                  )
CITIBANK INTERNATIONAL PLC            )

                                   SCHEDULE 6

                  REPRESENTATIONS AND WARRANTIES OF THE ISSUER

(a) STATUS: it is duly incorporated with limited liability and validly existing under the laws of its country of incorporation;

(b) POWERS AND AUTHORISATIONS: the documents which contain or establish its constitution include provisions which give power, and all necessary corporate authority has been obtained and action taken, for it to own its assets, carry on its business and operations as they are now being conducted and to sign and deliver, and perform the transactions contemplated in, the Transaction Documents to which it is a party;

(c) LEGAL VALIDITY: its obligations under the Transaction Documents constitute, or when executed by it will constitute, its legal, valid and binding obligations enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, examination, reorganisation, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law);

(d) NON-VIOLATION: the execution, signing and delivery of the Transaction Documents to which it is a party and the performance of any of the transactions contemplated in any of them do not and will not contravene or breach or constitute a default under or conflict or be inconsistent with or cause to be exceeded any limitation on it or the powers of its directors imposed by or contained in:

          (i) any law, statute, decree, rule or regulation to which it or any of its assets or revenues is subject or of any order, judgment, injunction, decree, resolution, determination or award of any court or any judicial, administrative, or governmental authority or organisation which applies to it or any of its assets or revenues; or

          (ii) any agreement, indenture, mortgage, deed of trust, bond, or any other document, instrument or obligation to which it is a party or by which any of its assets or revenues is bound or affected; or

          (iii) any document which contains or establishes its constitution;

(e)  CONSENTS: save in respect of:

          (i) the registration of the Master Purchaser Deed of Charge with the Registrar of Companies in accordance with the ruling in Re Slavenburg and the provisions of Chapter I of Part XII of the Companies Act 1985;

          (ii) the delivery of all necessary particulars of the security created pursuant to the Master Purchaser Security Documents in the prescribed form to the Registrar of Companies in Ireland within 21 days of the creation of such security in accordance with section 99 of the Companies Act, 1963 (as amended) of Ireland;

          (iii) the delivery of the particulars of such security (constituting a fixed charge over book debts) to the Revenue Commissioners in Ireland in accordance with section 1001 of the Taxes Consolidation Act, 1997 (as amended) of Ireland; and

          (iv) the stamping by the Revenue Commissioners in Ireland of the original of the Master Purchaser Deed of Charge with E630, each counterpart thereof with E12.50 and any of the Master Purchaser Security Documents that are collateral thereto with E12.50 in respect of Irish stamp duty, no authorisation, approval, consent, licence, exemption, registration, recording, filing or notarisation and no payment of any duty or tax and no other action whatsoever which has not been duly and unconditionally obtained, made or taken is required to ensure:

               (A) the creation, validity, legality, enforceability or priority of its rights, liabilities and obligations under the Transaction Documents; or

               (B) the effective sale and transfer of Receivables to it pursuant to the Master Receivables Purchase Agreement; or

               (C)  to perform its obligations under the Transaction Documents.

(f) SOLVENCY: it is solvent and able to pay its debts as they fall due and has not suspended or threatened to suspend making payments (whether of principal or interest) with respect to all or any class of its debts and will not become insolvent or unable to pay its debts in consequence of any contract concluded by it for the purchase of any Receivables under the Transaction Documents or any other obligation or transaction contemplated in the Transaction Documents;

(g) INSOLVENCY PROCEDURES: no corporate action has been taken or is pending, no other steps have been taken (whether out of court or otherwise) and no legal proceedings have been commenced or are threatened or are pending for
     (i) its bankruptcy, liquidation, suspension of payments, controlled management, winding-up, liquidation, dissolution, administration, examinership or reorganisation; or (ii) it to enter into any composition or arrangement with its creditors; or (iii) the appointment of a receiver, administrative receiver, trustee or similar officer in respect of it or any of its property, undertaking or assets. No event equivalent to any of the foregoing has occurred in or under the laws of any relevant jurisdiction;

(h) NO LITIGATION: no litigation to which it is a party or which any third party has brought against it in any court, arbitral tribunal or public or administrative body or otherwise and which, if adversely determined, could reasonably be expected to have a Material Adverse Effect on its ability to perform its obligations under the terms of the relevant Transaction Document exists or is threatened to exist at the present time;

(i) FINANCIAL STATEMENTS: its audited financial statements for its most recently-ended financial year have been prepared in accordance with generally accepted accounting principles, consistently applied, and present a true and fair view of its financial condition on such date and the results of its operations for the financial year ended on such date;

(j) SECURITY: the Master Purchaser Security Documents create the Encumbrances they purport to create and are not liable to be avoided or otherwise set aside on the occurrence of an event of insolvency in respect of the Issuer or otherwise;

(k) NO ADVERSE CLAIM OVER THE MASTER PURCHASER SECURED PROPERTY: no Encumbrance exists over any Master Purchaser Secured Property other than the security created under the Master Purchaser Security Documents; and

(l) ACTIVITIES: the Issuer has not engaged in any activities since the date of its incorporation other than those incidental to its incorporation and its entry into and exercise of its rights and performance of its obligations under the Transaction Documents to which it is a party.

                                   SCHEDULE 7

                            FORMS OF FUNDING REQUEST

                    PART A - FORM OF INITIAL FUNDING REQUEST

To:   CITIBANK INTERNATIONAL PLC (the FUNDING AGENT)

cc:   [insert Lenders]

      CITICORP USA, INC. (the COLLATERAL MONITORING AGENT)

From: VISTEON FINANCIAL CENTRE P.L.C.

Date: [Funding Request Date]

Dear Sirs

                    [EUR/GBP/USD](7) INITIAL FUNDING REQUEST

1. We refer to the Variable Funding Agreement (as from time to time amended, supplemented or novated) dated 14 August 2006 (the VARIABLE FUNDING AGREEMENT) and made between, inter alios, ourselves and yourselves.

2. Terms defined in (or incorporated by reference into) the Variable Funding Agreement bear the same meaning herein.

3. We hereby request that the Lenders subscribe for the Notes denominated in [EUR/GBP]/USD](8) with an aggregate initial par value of [EUR [_____]/ GBP [_____]/ USD [_____]].

4. The Final Maturity Date of the Notes will be 20[__].

5. The Initial Subscription Price applicable to each Lender as follows:

 LENDER   COMMITMENT PROPORTION   INITIAL SUBSCRIPTION PRICE
-------   ---------------------   --------------------------
[_____]          [_____]                    [_____]

[_____]          [_____]                    [_____]

----------
(7)  Delete as applicable.

(8)  Delete as applicable.

6. We warrant that each of the representations referred to in Schedule 6 of the Variable Funding Agreement is true on and as of the date of this Initial Funding Request.

Yours faithfully


-------------------------------------
for and on behalf of
VISTEON FINANCIAL CENTRE P.L.C.

                    PART B - FORM OF FURTHER FUNDING REQUEST

To:   CITIBANK INTERNATIONAL PLC (the FUNDING AGENT)

cc:   [insert Noteholders]

      CITICORP USA, INC. (the COLLATERAL MONITORING AGENT)

From: [VISTEON UK LIMITED ON BEHALF OF] VISTEON FINANCIAL CENTRE P.L.C.

Date: [Funding Request Date]

Dear Sirs

                    [EUR/USD/GBP](9) FURTHER FUNDING REQUEST

1. We refer to the Variable Funding Agreement (as from time to the amended, supplemented or novated) dated 14 August 2006 (the VARIABLE FUNDING AGREEMENT) and made between, inter alios, ourselves and yourselves, and to the [EUR/GBP/USD](10) Notes issued thereunder.

2. Terms defined in (or incorporated by reference into) the Variable Funding Agreement bear the same meaning herein.

3. We wish to increase the aggregate Principal Amount Outstanding of the [EUR/GBP/USD](11) Notes by [EUR [_____]/ GBP [_____]/ USD [_____]] on [_____]
(the next Settlement Date).

4. The Further Subscription Price applicable to each Noteholder as follows:

NOTEHOLDER   COMMITMENT PROPORTION   FURTHER SUBSCRIPTION PRICE
----------   ---------------------   --------------------------
  [_____]           [_____]                    [_____]
  [_____]           [_____]                    [_____]

----------
(9)  Delete as applicable.

(10) Delete as applicable.

(11) Delete as applicable.

5. The date for payment of each Further Subscription Price will be [_____].

6. [We warrant that each of the representations referred to in Schedule 6 of the Variable Funding Agreement is true on and as of the date of this Further Funding Request.]

Yours faithfully


-------------------------------------
for and on behalf of
[VISTEON UK LIMITED ON BEHALF OF]
VISTEON FINANCIAL CENTRE P.L.C.

                                   SCHEDULE 8

                          CALCULATION OF REFERENCE RATE

1.   GENERAL

(a) The calculation of the Reference Rate in respect of each Interest Period or, as the case may be, Short Interest Period. will be undertaken by the Funding Agent in accordance with the requirements of this Schedule. The Funding Agent agrees to notify the Issuer and each of the Noteholders of each calculated Reference Rate by not later than 12 noon London time on the day falling two (2) Business Days prior to each Interest Payment Date, or, in the case of a Reference Rate in relation to a Short Interest Period, the date on which such Short Interest Period begins (in respect of the Reference Rate applicable to the USD Notes and the EUR Notes) and by no later than 12 noon London time on each Interest Payment Date, or, in the case of a Reference Rate in relation to a Short Interest Period, the date on which such Short Interest Period begins (in respect of the Reference Rate applicable to the GBP Notes).

(b) Terms defined in the Variable Funding Agreement shall unless otherwise defined herein, have the same meaning when used in this Schedule.

2.   REFERENCE RATE

The REFERENCE RATE shall (subject to Clause 20.4 of the Framework Deed) mean in respect of each Interest Period and each Short Interest Period:

(a)  if there is no Termination Event,

          (i) in respect of the USD Notes, the aggregate of 2.25 per cent per annum and USD LIBOR;

          (ii) in respect of the EUR Notes, the aggregate of 2.25 per cent. per annum and EURIBOR; and

          (iii) in respect of the GBP Notes, the aggregate of 2.25 per cent. per annum and GBP LIBOR

(b) if there is a Termination Event has occurred and has not been waived and in respect of which notice has been given to the Parent, the rate for the period corresponding to such Interest Period, or, as the case may be, Short Interest Period as calculated in accordance with paragraph (a) above plus
     2.00 per cent. per annum.


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